Exhibit 10.1

Subordinated Note Purchase Agreement

This SUBORDINATED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of June 1, 2020, and is made by and among Peoples Financial Services Corp., a Pennsylvania corporation (the “Company”), and the purchasers of the Notes (as defined herein) named on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company is offering $33,000,000 in aggregate principal amount of Notes (as defined herein), which aggregate principal amount is intended to qualify as Tier 2 Capital (as defined herein);

WHEREAS, concurrently with the purchase of the Notes contemplated herein, the Company has agreed to sell, and the Purchasers have agreed to purchase, Notes in private placements;

WHEREAS, each of the Purchasers is an institutional accredited investor as such term is contemplated by Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the offer and sale of the Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act; and

WHEREAS, each Purchaser is willing to purchase from the Company a Note in the principal amount set forth on Purchaser’s signature page hereto (the “Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Agreement

1.                  DEFINITIONS.

1.1.            Defined Terms. The following capitalized terms used in this Agreement have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and its respective Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Bank” means the Company’s subsidiary, Peoples Security Bank and Trust Company, a Pennsylvania bank and trust company, and includes any successor to the Bank.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law, regulation or executive order to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means June 1, 2020.

“Company” has the meaning set forth in the preamble and includes any successors to the Company.

“Company Reports” means the Company’s (i)  annual report on Form 10-K for the fiscal year ended December 31, 2019, (ii) definitive proxy statement on Schedule 14A related to its 2020 annual meeting of shareholders, (iii) quarterly report on Form 10-Q for the period ended March 31, 2020, (iv) current reports on Form 8-K filed with the SEC on January 31, 2020, February 21, 2020, March 2, 2020, May 12, 2020 and May 19, 2020, and (v) any forms, statements and other documents filed as exhibits thereto and any other information incorporated therein, all as filed with the SEC.

“Disbursement” has the meaning set forth in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Government Lists” has the meaning set forth in Section 4.6.8(a).

“Governmental Agency” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including each applicable Regulatory Agency) with jurisdiction over the Company or any of its subsidiaries.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means oil, flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (ii) all obligations secured by any lien in property owned by the Company whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of business by the Company or any of its subsidiaries (including federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Investment Company Act Event” means receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Company is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial position, results of operations or business of such Person and its subsidiaries, taken as a whole, or (ii) would materially impair the ability of any Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company or Purchasers, (4) direct effects of compliance with this Agreement on the operating performance of the Company or Purchasers, including expenses incurred by the Company or Purchasers in consummating the transactions contemplated by this Agreement, and (5) the effects of any action or omission taken by the Company with the prior written consent of Purchasers holding a majority of the outstanding aggregate principal amount of the Notes, and vice versa, or as otherwise contemplated by this Agreement and the Notes and (6) changes in global, national or regional political conditions, including the outbreak or escalation of war or acts of terrorism.

“Note” means any one of the duly authorized issue of notes of the Company designated as the “5.375% Fixed-to-Floating Rate Subordinated Notes due 2030” in an aggregate principal amount of $33,000,000, in the form attached as Exhibit A hereto, initially issued on June 1, 2020, as amended, restated, supplemented or modified from time to time, and each Note delivered in substitution or exchange for any such Note.

“Note Amount” has the meaning set forth in the Recitals.

“Noteholders” means the registered holders of the Notes from time to time.

“OFAC” has the meaning set forth in Section 4.6.8(a).

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Purchasers” has the meaning set forth in the preamble hereto.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agencies” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

“Securities Act” has the meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission.

“Tax Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that, as a result of a change in law on or after the date hereof, there is more than an insubstantial risk that interest paid by the Company on the Notes is not, or, within 90 days of the date of such legal opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

“Tier 2 Capital” has the meaning given to the term “Tier 2 capital” in the Statement of Policy on Risk-Based Capital for bank holding companies 12 C.F.R. Part 217 and 12 C.F.R. Part 250, each as amended, modified and supplemented and in effect from time to time or any replacement thereof, without giving effect to the applicability to the Company of the Small Bank Holding Company and Savings and Loan Holding Company Policy Statement as set forth at 12 C.F.R. Part 225, Appendix C, as amended, modified and supplemented and in effect from time to time or any replacements thereof.

“Tier 2 Capital Event” means the receipt by the Company of a legal opinion from counsel experienced in such matters to the effect that, as a result of any amendment or change in the interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective on or after the date hereof, the Notes do not constitute, or within 90 days of the date of such legal opinion will not constitute, Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirement).

“Transaction Documents” has the meaning set forth in Section 3.2.1(a).

1.2.            Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement and the Notes shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3.            Exhibits Incorporated. All exhibits attached are hereby incorporated into this Agreement.

2.                  SUBORDINATED DEBT.

2.1.            Certain Terms. Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the Purchasers, severally and not jointly, Notes in an amount equal to the aggregate of the Note Amounts. Purchasers, severally and not jointly, each agree to purchase the Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement and the Notes. The Note Amounts shall be disbursed by the Purchasers in accordance with Section 3.1.

2.2.            The Closing. The execution and delivery of the Transaction Documents (the “Closing”) shall occur at the offices of the Company at 10:00 a.m. (local time) on the Closing Date, or at such other place or time or on such other date as the parties hereto may agree. The Closing shall occur simultaneously with respect to the Notes.

2.3.            Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company.

2.4.            Use of Proceeds. The Company shall use the net proceeds from the sale of Notes for general corporate purposes, which may include investments in the Bank as regulatory capital and redeeming or repurchasing Company securities. The Company’s use of the proceeds does not and will not violate Section 7 of the Exchange Act or any regulations issued pursuant thereto.

3.                  DISBURSEMENT.

3.1.            Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company and the Company has executed and delivered to each Purchaser this Agreement and the other related documents and certificates contemplated by Sections 3.2.1(b) and (c), each in form and substance reasonably satisfactory to Purchasers, each Purchaser shall disburse the Note Amount set forth on Purchaser’s signature page hereto to the Company in immediately available funds in exchange for a Note with a principal amount equal to such Note Amount (the “Disbursement”). The Company will deliver to the respective Purchaser one or more Notes purchased by the Purchaser, in definitive form (or provide evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of Purchaser), registered in such names and denominations (subject to the minimum and incremental limitations set forth in the Notes) as each Purchaser may request.

3.2.            Conditions Precedent to Disbursement.

3.2.1.      Conditions to the Purchasers’ Obligation. The obligation of each Purchaser to consummate the purchase of the Notes at the Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to each Purchaser each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

(a)               Transaction Documents. This Agreement and the Notes purchased by such Purchaser (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.

(b)               Authority Documents.

(i)               A copy, certified by the secretary or assistant secretary of the Company, of the Company’s articles of incorporation as in effect on the Closing Date;

(ii)              A certificate with respect to the subsistence of the Company, issued by the Department of State of the Commonwealth of Pennsylvania dated within five (5) Business Days of the Closing Date;

(iii)             A copy, certified by the secretary or assistant secretary of the Company, of the bylaws of the Company as in effect on the Closing Date;

(iv)             A copy, certified by the secretary or assistant secretary of the Company, of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of the Transaction Documents, which resolutions remain in full force and effect, unamended, as of the Closing Date; and

(v)              An incumbency certificate of the secretary or assistant secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement, together with a true signature of each such officer.

(c)               Legal Opinion. A legal opinion of the Company’s counsel, dated as of the Closing Date, in form and substance acceptable to the Purchaser.

(d)               Other Documents. Such other certificates, affidavits, schedules, resolutions, opinions, notes and/or other documents which are provided for hereunder or as the Purchasers may reasonably request.

(e)               Representations and Warranties. The Company’s representations and warranties, disregarding all qualifications contained therein as to materiality or Material Adverse Effect, shall be true and correct in all material respects as of the Closing Date, as if made at and as of such date, except that with respect to representations and warranties which speak as to an earlier date, which representation and warranties shall be true and correct in all material respects at and as of such date.

(f)                Performance. The covenants of the Company to be performed prior to the Closing shall have been performed in all material respects (or any non-performance shall have been cured to the extent necessary to satisfy this condition).

(g)               Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event that, singularly or in the aggregate with all other effects since the date of this Agreement has had or would reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect as to either the Company or the Purchaser.

3.2.2.      Conditions to the Company’s Obligation.

(a)               Since the date of this Agreement, there shall not have been any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its subsidiaries or the transactions contemplated by this Agreement by any Governmental Agency that imposes any restriction or condition that the Company determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business or would materially reduce the economic benefits of the transactions contemplated by this Agreement to the Company to such a degree that Company would not have entered into this Agreement had such condition or restriction been known to it on the date hereof in the exercise of reasonable inquiry.

(b)               With respect to the Purchasers, the obligation of the Company to consummate the sale of the Notes and to effect the Closing is subject to delivery by or at the direction of the Purchasers to the Company each of the following (or written waiver by the Company prior to the Closing of such delivery):

(i)               Transaction Documents. This Agreement, duly authorized and executed by each Purchaser.

(ii)              Form W-9. A duly completed and executed Form W-9 applicable to each Purchaser.

(iii)             Disbursement. Each Purchaser shall disburse such Purchaser’s Note Amount to the Company in accordance with Section 3.1.

4.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchasers as follows:

4.1.            Organization and Authority.

4.1.1.      Organization Matters of the Company and Its Subsidiaries.

(a)               The Company is a Pennsylvania corporation, is validly subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to conduct its business and activities as presently conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Company has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect on the Company.

(b)               The Bank is a Pennsylvania bank and trust company, is validly subsisting under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to conduct its business and activities as presently conducted. The Bank has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect on the Bank. All of the issued and outstanding shares of capital stock or other equity interests in the Bank have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The deposit accounts of Bank are insured by the FDIC up to applicable limits. The Bank has not received any notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to adversely affect the status of the Bank as an FDIC-insured institution.

(c)               The Company does not have any subsidiaries other than the Bank. The Bank does not have any subsidiaries.

4.1.2.      Capital Stock and Related Matters. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person except pursuant to the Company’s equity incentive plans duly adopted by the Company’s board of directors or employment agreements with the Company’s employees.

4.2.            No Impediment to Transactions.

4.2.1.      Transaction is Legal and Authorized. The issuance of the Notes, the borrowing of the aggregate of the Note Amounts, the execution of the Transaction Documents and the performance by the Company of its obligations under and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2.      Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.2.3.      Notes. The Notes have been duly authorized by the Company and when issued, executed and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered, and will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. When executed and delivered, the Notes will be in the form attached hereto as Exhibit A, except as to the identification of the respective Noteholder and the respective Note Amount.

4.2.4.      No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents nor compliance with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the articles of incorporation or bylaws of the Company; (2) any of the terms, obligations, covenants, conditions or provisions of any contract, agreement, indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company or the Bank, except, in the case of items (2), (3) or (4), for such violations, conflicts, breaches or defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company, or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any material property or asset of the Company or the Bank. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture or other agreement creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank or any of their respective properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company.

4.2.5.      Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed, in each case, in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except as may be required pursuant to the Securities Act, the Exchange Act, any applicable state securities laws or “blue sky” laws of the various states.

4.3.            Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by it except where the failure to possess such Governmental Licenses would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company; the Company and each subsidiary of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not have, singularly or in the aggregate, a Material Adverse Effect on the Company; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect on the Company; and neither the Company nor any subsidiary of the Company has received any unresolved notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4.            Financial Condition.

4.4.1.      Company Financial Statements. The financial statements of the Company included in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the Company’s consolidated balance sheets, statements of income and comprehensive income, changes in stockholders’ equity and cash flows for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (A) as indicated in such statements or in the notes thereto or (B) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which such adjustments were not or are not expected to be material in amount, either singularly or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that is required to be reflected on or reserved against in a consolidated balance sheet prepared in accordance with GAAP, except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company Reports for the Company’s most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

4.4.2.      Absence of Default. Since the date of the Company’s latest audited financial statements included in the Company Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any material Indebtedness of the Company. The Company is not in default under any lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company.

4.4.3.      Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any subsidiary of the Company.

4.4.4.      Ownership of Property. The Company and its subsidiaries have good and marketable title as to all real property owned by them and good title to all assets and properties owned by them in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Company acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, singularly or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. The Company and each of its subsidiaries, as lessee, has the right under valid and existing leases of real and personal properties that are material to the Company or such subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes, except as otherwise disclosed in the Company Reports, and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the Company Reports.

4.4.5.      Off Balance Sheet Arrangements. There is no material transaction, arrangement, or other relationship between Company and an unconsolidated or other affiliated entity that is not reflected in Company’s Reports.

4.5.            No Material Adverse Change. Except as otherwise disclosed in the Company Reports, since the date of the Company’s latest audited financial statements included in the Company Reports, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect on the Company.

4.6.            Legal Matters.

4.6.1.      Compliance with Law. The Company and its subsidiaries (i) have complied with and (ii) to the Company’s knowledge, are not under investigation with respect to, and have not been threatened to be charged with or given any notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company. The Company and each of its subsidiaries is compliant with their own privacy policies and written commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees, in each case the failure to comply with which would not result, individually or in the aggregate, in a Material Adverse Effect.

4.6.2.      Regulatory Enforcement Actions. The Company and its subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, except where the failure to comply would not have a Material Adverse Effect. None of the Company, its subsidiaries and its and their respective officers or directors is now operating under any restrictions, agreements, memoranda, commitment letters, supervisory letters or similar regulatory correspondence or commitments (other than restrictions of general application) imposed by any Governmental Agency, nor are, to the Company’s knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency unresolved.

4.6.3.      Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company’s knowledge, threatened or proposed, against the Company or any of its subsidiaries at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, that would reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company or affect issuance or payment of the Notes; and neither the Company nor any of its subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that would reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company.

4.6.4.      Environmental. Except as would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on Company, no property of Company or its subsidiaries is, or to Company’s knowledge has been, a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal or transportation of any Hazardous Materials and neither Company nor any of its subsidiaries has engaged in any such activities. The Company and each of its subsidiaries is in compliance in all material respects with all Hazardous Materials Laws, except where such noncompliance would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company. There are no claims or actions pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5.      Brokerage Commissions. Neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission or finder’s fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6.      Investment Company Act. Neither the Company nor any of its subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.6.7.      Anti-Money Laundering. The Company and its subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, including as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act and the rules and regulations thereunder any other applicable anti-money laundering statute, rule or regulation. The Company and its subsidiaries have established compliance programs to ensure compliance with the requirements of such laws. There is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the Company, threatened regarding compliance by the Company and its subsidiaries with such laws.

4.6.8.      Compliance with Economic Sanctions.

(a)               Neither the Company nor any of its subsidiaries is acting or has acted at any time, directly or indirectly, on behalf of any persons or entities whose name appears on the Annex to the Executive Order NO. 13224 (Blocking Property and Prohibiting Transactions Who Commit, Threaten to Commit, or Support Terrorism) or are included on any relevant lists maintained by the Office of Foreign Assets Control (“OFAC”) of U.S. Department of Treasury, including the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, and the Sectoral Sanctions Identifications List, and any similar list maintained by the U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time (such lists, collectively, the “Government Lists”).

(b)               Neither the Company nor any of its subsidiaries engages, or has engaged, in business activities or transactions with or for the benefit of any persons or countries subject to any sanctions administered by OFAC, including any persons in Cuba, Iran, Sudan, Syria or North Korea, or any person on any relevant lists maintained by OFAC, the U.S, Department of State or other U.S. government agencies, including the Government Lists.

(c)               The operations of the Company and its subsidiaries are not in contravention of, and since January 1, 2015 have not violated any applicable economic sanctions laws, and any executive order or regulations issue pursuant to any such laws. No proceeding before any government authority involving the Company or its subsidiaries with respect to any such laws, orders or regulations is pending or, to the Company’s knowledge, is threatened, nor have there been any such proceedings within the past five (5) years.

4.7.            No Misstatement. None of the representations, warranties, covenants and agreements made in this Agreement or in any certificate or other document delivered to the Purchasers, by or on behalf of the Company pursuant to or in connection with this Agreement when viewed together as a whole, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to the Purchasers and as of the Closing Date (except for any statement therein or omission therefrom which was corrected, amended or supplemented or otherwise disclosed in a subsequent certificate or other document delivered to the Purchasers on or prior to the Closing Date).

4.8.            Reporting Compliance. The Company is subject to, and is in compliance in all material respects with, the reporting requirements of Section 13 and Section 15(d), as applicable, of the Exchange Act. The Company’s Reports at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act.

4.9.            Internal Control Over Financial Reporting. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-l5(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (a) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (b) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the end of the Company’s most recent audited fiscal year, there has been, to the knowledge of the Company, no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

4.10.          Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15I of the Exchange Act), that (i) is designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company to allow timely decisions regarding disclosure, and (ii) are effective in all material respects to perform the functions for which they were established. As of the date hereof, Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of the Company’s disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended. Based on the evaluation of Company’s and each of its subsidiaries disclosure controls and procedures, Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls. Since the most recent evaluation of Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

4.11.          Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement are true and correct as of the date hereof and as otherwise specifically provided herein. Any certificate signed by an officer of the Company and delivered to the Purchasers pursuant to this Agreement shall be deemed to be, as of the date of such certificate, a representation and warranty by the Company to the Purchasers as to the matters set forth therein.

5.                  GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with the Purchasers, for as long as there remains unperformed any obligations to Noteholders hereunder or under the Notes, as follows:

5.1.            Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations of the Company under the Transaction Documents.

5.2.            Affiliate Transactions. The Company shall not itself nor shall it cause, permit or allow any of its subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors (or comparable organizational bodies) to be fair and reasonable and no less favorable to the Company than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.

5.3.            Compliance with Laws.

5.3.1.      Generally. The Company shall comply and cause each of its subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its respective business and the ownership of its respective properties, except, in each case, where such noncompliance would not have a Material Adverse Effect on the Company.

5.3.2.      Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow any of its subsidiaries to, engage in any business or activity not permitted by applicable laws and regulations.

5.3.3.      Taxes. The Company shall itself, and shall cause each of its subsidiaries to, promptly pay and discharge all material taxes, assessments and other governmental charges imposed upon the Company or upon the income, profits, or property of the Company or any subsidiary and all claims for labor, material or supplies which, if unpaid, will result in the imposition of a lien or charge upon the property of the Company or any subsidiary. Notwithstanding the foregoing, neither the Company nor any subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof is being or shall be contested in good faith by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Company.

5.3.4.      Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of its subsidiaries and its and their rights and franchises; provided, however, that the Company may consummate a merger in which (i) the Company is the surviving entity or (ii) if Company is not the surviving entity, the surviving entity assumes, by operation of law or otherwise, all of the obligations of the Company under the Notes.

5.4.            Tier 2 Capital. If all or any portion of the Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the maturity date of the Notes, the Company will as promptly as reasonably practicable notify the Noteholders, and thereafter the Company and the Noteholders will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by the Notes to qualify as Tier 2 Capital; provided, that nothing contained in this Agreement shall limit the Company’s right to redeem the Notes upon the occurrence of a Tier 2 Capital Event, Tax Event, or Investment Company Act Event.

5.5.            Absence of Control. It is the intent of the parties to this Agreement that in no event shall Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

6.                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS.

Each Purchaser (on behalf of itself and not on behalf on any other Purchaser, severally and not jointly) hereby represents and warrants to and covenants with the Company as follows:

6.1.            Legal Power and Authority. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. It is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2.            Authorization and Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the Company, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

6.3.            No Conflicts. Neither the execution, delivery or performance of this Agreement nor the consummation of any of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (whether with or without the giving of notice or lapse of time or both) under (i) its organizational documents, (ii) any agreement to which it is party, (iii) any law applicable to it or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting it; except, in the cases of items (ii), (iii) and (iv), for such violations and conflicts that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Purchaser.

6.4.            Purchase for Investment. It is purchasing the Note for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. It has no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for a disposition of the Notes in any manner.

6.5.            Institutional Accredited Investor. It is and will be on the Closing Date an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets.

6.6.            Financial and Business Sophistication. It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Notes. It has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Notes.

6.7.            Ability to Bear Economic Risk of Investment. It recognizes that an investment in the Notes involves substantial risk. It has the present ability to bear the economic risk of the prospective investment in the Notes, including the present ability to hold the Notes indefinitely, and further including the ability to bear a complete loss of all of its investment in the Notes. It present has adequate means of providing for its current needs and contingencies and has no need for liquidity in its investment in the Notes.

6.8.            Information. It acknowledges that: (i) it is not being provided with the disclosures that would be required if the offer and sale of the Notes were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Notes; (ii) it has conducted its own examination of the Company and the terms of the Notes to the extent it deems necessary to make its decision to invest in the Notes; (iii) it has availed itself of publicly available financial and other information concerning the Company, including the information set forth in the Company Reports, to the extent it deems necessary to make its decision to purchase the Notes; and (iv) it has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company in connection with the offer or sale of the Notes.

6.9.            Access to Information. It acknowledges that it and its advisors have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by it or its advisors and have been given the opportunity to ask questions of, and to receive answers from, Persons acting on behalf of the Company concerning terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement and to invest in the Notes.

6.10.          Investment Decision. It has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person. Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Notes constitutes legal, tax, accounting or investment advice.

6.11.          Private Placement; No Registration; Restricted Legends. It understands and acknowledges that the Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in Section 4(a)(2) of the Securities Act and accordingly may be resold, pledged or otherwise transferred only if exemptions from registration under the Securities Act are available to it. It further understands and acknowledges that Company will not be obligated in the future to register the Notes under the Securities Act or the Exchange Act. It further acknowledges and agrees that the Notes will bear the restrictive legend set forth in the form of the Notes attached to this Agreement as Exhibit A.

6.12.          No Broker or Dealer. It will purchase the Note(s) directly from the Company and understands no broker or dealer has any obligation to make a market in the Notes.

6.13.          Accuracy of Representations. It understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements in connection with the transactions contemplated by this Agreement, and agrees that if any of the representations or acknowledgments made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Company.

6.14.          Representations and Warranties Generally. The representations and warranties of Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of Purchaser and delivered to the Company or to counsel for Company shall be deemed to be, as of the date of such certificate, a representation and warranty by Purchaser to Company as to the matters set forth therein.

7.                  MISCELLANEOUS.

7.1.            Time of the Essence. Time is of the essence for this Agreement.

7.2.            Waiver or Amendment. No waiver or amendment of any term, provision, condition, covenant or agreement herein shall be effective unless in writing and signed by the parties hereto. No failure to exercise or delay in exercising, by any party hereto of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. No notice or demand on a party in any case shall, in itself, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other party to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by a party to or of any breach or default by the other party in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of such party hereunder. Failure on the part of a party to complain of the acts or failure to act of the other party, or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder or impair any rights, powers or remedies on account of any breach or default by the other party. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity.

7.3.            Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.4.            Revival of Liabilities. To the extent that the Noteholders receive any payment on account of the Company’s obligations under the Notes and any such payments and/or the proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payments or proceeds received, the Company’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payments and/or proceeds had not been received by the Noteholders and applied on account of Company’s obligations; provided, however, if the Noteholders successfully contest any such invalidation, declaration, set aside, subordination or other order to pay any such payment and/or proceeds to any third party, the revived Company obligations shall be deemed satisfied.

7.5.            Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next business day delivery, addressed:

if to the Company:               Peoples Financial Services Corp.
150 North Washington Avenue
Scranton, PA 18503
Attention: Chief Financial Officer

if to Purchasers:                   To the addresses indicated on Purchasers’ signature pages hereto.

Or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally, or, if mailed, three (3) Business Days after it shall have been deposited in the United States mails as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next business day delivery was requested).

7.6.            Successors and Assigns.

7.6.1.      At or prior to the Closing, this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that each Purchaser may assign its rights and obligations under this Agreement to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchaser”); provided, further, that no such assignment shall relieve such Purchaser of its obligations hereunder; and provided further, that in the event of a merger of the Company in which the Company is not the surviving entity, the successor by merger shall, ipso facto, be and become successor to the Company hereunder and vested with all of the powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instruments or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding. Except in the event of a merger or sale of assets as described in Section 4 of the Notes, and provided that such transaction complies with the requirements thereof, the Company may not assign, transfer or delegate any of its rights under this Agreement or the Notes without the prior written consent of the Noteholders.

7.6.2.      Following Closing, in the event that either party (or successor to such party) assigns such party’s right and obligations (if any) under a Note to a permitted assign in accordance with the terms of such Note, this Agreement and such party’s rights and obligations hereunder shall be automatically assigned to and assumed by such permitted assign, without any further action of the parties hereto.

7.7.            No Joint Venture. Nothing contained herein or in any document executed pursuant hereto, and no action or inaction whatsoever on the part of the Purchasers, shall be deemed to make any Purchaser a partner or joint 21 enture with the Company.

7.8.            Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to the Purchasers shall be in form and substance reasonably satisfactory to the Purchasers.

7.9.            Entire Agreement. This Agreement and the Notes constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement.

7.10.          Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its laws or principles of conflict of laws to the extent such laws or principles would require or permit the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania. Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11.         No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

7.12.          Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13.          Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14.          Knowledge; Discretion. All references herein to the Purchasers’ or any Purchaser’s or the Company’s knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party’s chief executive officer and chief financial officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser’s discretion or opinion, to the granting or withholding of a Purchaser’s consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.15.          Waiver Of Right To Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE PARTIES HERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL. EACH OF THE PARTIES FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER HAS BEEN REVIEWED BY IT AND ITS COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH TRANSACTION DOCUMENT AS IF FULLY INCORPORATED THEREIN.

7.16.          Expenses. Except as otherwise provided in this Agreement, each of the parties will bear and pay all other costs and expenses (including attorneys’ fees) incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

7.17.          Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Craig W. Best
Name:	Craig W. Best
Title:	Chief Executive Officer

[Company Signature Page to Subordinated Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

By:
Name:
Title:

Address for Notices:

Note Amount: $

[Purchaser Signature Page to Subordinated Note Purchase Agreement]

Exhibit 4.1

Exhibit A

FORM OF SUBORDINATED NOTE

Peoples Financial Services Corp.

5.375% Fixed to Floating Rate Subordinated Note due 2030

THIS OBLIGATION (THIS “NOTE”) IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF CREDITORS (OTHER THAN CREDITORS OF EXISTING OR FUTURE SUBORDINATED DEBT) OF PEOPLES FINANCIAL SERVICES CORP. (THE “ISSUER”), INCLUDING OBLIGATIONS OF THE ISSUER TO ITS GENERAL AND SECURED CREDITORS AND IS UNSECURED. IT IS STRUCTURALLY SUBORDINATED TO ALL EXISTING AND FUTURE LIABILITIES OF ISSUER’S SUBSIDIARIES, INCLUDING PEOPLES SECURITY BANK AND TRUST COMPANY, AND IS NOT GUARANTEED BY ANY OF ISSUER’S SUBSIDIARIES. IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE ISSUER OR ANY OF ITS SUBSIDIARIES. IN THE EVENT OF LIQUIDATION OF ISSUER ALL OTHER CREDITORS OF THE ISSUER (OTHER THAN CREDITORS OF EXISTING AND FUTURE SUBORDINATED INDEBTEDNESS OF THE ISSUER) SHALL BE ENTITLED TO BE PAID IN FULL WITH SUCH INTEREST AS MAY BE PROVIDED BY LAW BEFORE ANY PAYMENT SHALL BE MADE ON ACCOUNT OF PRINCIPAL OF OR INTEREST ON THIS NOTE. AFTER PAYMENT IN FULL OF ALL SUMS OWING TO SUCH CREDITORS, THE HOLDER OF THIS NOTE AND THE HOLDERS OF OTHER OBLIGATIONS RANKING PARI PASSU WITH THIS NOTE SHALL BE ENTITLED TO BE PAID FROM THE REMAINING ASSETS OF THE ISSUER THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE ISSUER.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $250,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $250,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; (B) TO A PERSON THAT HOLDER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR TO A PERSON THAT HOLDER REASONABLY BELIEVES TO BE AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT; OR (C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THIS NOTE IS ONE OF THE “NOTES” REFERRED TO IN THAT CERTAIN SUBORDINATED NOTE PURCHASE AGREEMENT, DATED AS OF JUNE 1, 2020 (THE “PURCHASE AGREEMENT”), BY AND AMONG THE ISSUER, THE INITIAL HOLDER (REFERRED TO THEREIN AS THE “PURCHASER”) AND THE OTHER PURCHASERS (AS DEFINED THEREIN) OF THE NOTES, AND THIS NOTE IS ENTITLED TO THE BENEFITS THEREOF. CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PURCHASE AGREEMENT. A COPY OF THE PURCHASE AGREEMENT IS ON FILE WITH THE ISSUER.

CERTAIN ERISA CONSIDERATIONS:

EACH PURCHASER AND HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY OR A PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”) (EACH A “PLAN”), OR (ii) THAT SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAWS. ANY FIDUCIARY OF ANY PLAN OR ANY OTHER PERSON ACTING ON BEHALF OF A PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH ITS, HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS NOTE OR ANY INTEREST HEREIN. NOTHING HEREIN SHALL BE CONSTRUED AS, AND THE SALE OF THIS NOTE TO A PLAN IS IN NO RESPECT, A REPRESENTATION BY THE ISSUER THAT ANY INVESTMENT IN THIS NOTE WOULD MEET ANY OR ALL OF THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENT BY, OR IS APPROPRIATE FOR, PLANS GENERALLY OR ANY PARTICULAR PLAN.

No. [●]	Principal Amount: $[●]

PEOPLES FINANCIAL SERVICES CORP.
5.375% Fixed to Floating Rate Subordinated Note due 2030

1.       Payment.

(a)     Peoples Financial Services Corp., a Pennsylvania corporation (the “Issuer”), for value received, hereby promises to pay to [●] or its registered assigns (the “Holder”) the principal sum of [●] Dollars (U.S.) ($[●]) plus accrued but unpaid interest on June 1, 2030 (the “Maturity Date”) and to pay interest on such principal amount at the initial rate of 5.375% per annum (computed on the basis of a 360- day year of twelve 30-day months) from and including the original issue date of the Notes to, but excluding June 1, 2025, on June 1 and December 1 of each year (each, a “Fixed Interest Payment Date”). Thereafter, the Issuer will pay interest on the principal amount of this 5.375% Fixed to Floating Rate Subordinated Note (this “Note” or “Subordinated Note”) at a variable rate equal to the Benchmark plus 450 basis points (computed on the basis of a 360-day year and the actual number of days elapsed in each month) payable each March 1, June 1, September 1 and December 1 (each a “Floating Interest Payment Date”). The interest rate applicable to each quarterly Floating Interest Payment Date shall be the rate as determined pursuant to the preceding sentence on the first day of each LIBOR Period. If any payment of interest or principal is not paid in full when the same becomes due and payable, then interest will be compounded quarterly. If any applicable law (as determined in the good faith discretion of the Issuer) requires the deduction or withholding of any tax from any such payment by the Issuer, then the Issuer shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law.

(b)     Effect of Benchmark Transition Event.

(i)       Benchmark Replacement. If the Issuer or its designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to this Note in respect of such determination on such date and all determinations on all subsequent dates.

(ii)      Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Issuer or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

(iii)     Decisions and Determinations. Any determination, decision or election that may be made by the Issuer or its designee pursuant to this Section 1(b) titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Issuer or its designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from any other party.

(c)     As used in this Section 1:

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement; and further provided, however, that if the Benchmark applicable to any Floating Interest Payment Date determined as provided in this Note would be less than one quarter of one percent (0.25%), then the Benchmark applicable to such Floating Interest Payment Date shall be deemed to be one quarter of one percent (0.25%).

“Benchmark Replacement” means the Interpolated Benchmark; provided that if the Issuer or its designee cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1)      the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)      the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)      the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)      the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5)      the sum of: (a) the alternate rate of interest that has been selected by the Issuer or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or its designee as of the Benchmark Replacement Date:

(1)      the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)      if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)      the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “LIBOR Period,” timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Issuer or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)      in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)      in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)      a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)      a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)      a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each LIBOR Period) being established by the Issuer or its designee in accordance with:

(1)      the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)      if, and to the extent that, the Issuer or its designee determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Issuer or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“LIBOR” means the rate of interest per annum determined by Issuer based on the rate for United States dollar deposits for delivery on the first day of each LIBOR Period for a period approximately equal to such LIBOR Period published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, two London Business Days prior to the first day of such LIBOR Period (or if not so published, then as determined by Issuer from another recognized source or interbank quotation).

“LIBOR Period” means a period commencing on a Pennsylvania Business Day and continuing for three (3) months, as designated by Issuer, during which the entire outstanding principal balance of this Note bears interest determined in relation to LIBOR, with the understanding, that (i) the initial LIBOR Period shall commence on the date this Note is disbursed, (ii) there shall be successive LIBOR Periods thereafter, each commencing automatically, and without notice to or consent from Issuer, immediately after the preceding LIBOR Period ends, (iii) if any LIBOR Period is scheduled to commence on a day that is not a Pennsylvania Business Day, then such LIBOR Period shall commence on the next succeeding Pennsylvania Business Day (and the preceding LIBOR Period shall continue up to, but shall not include, the first day of such LIBOR Period), unless the result of such extension would be to cause such LIBOR Period to begin in another calendar month, in which event such new LIBOR Period shall commence on the immediately preceding Pennsylvania Business Day (and the preceding LIBOR Period shall continue up to, but shall not include, the first day of such new LIBOR Period), and (iv) if, on the first day of the last LIBOR Period applicable hereto the remaining term of this Note is less than three (3) months, said LIBOR Period shall be in effect only until the scheduled maturity date hereof.

“London Business Day” means any day that is a day for trading by and between banks in dollar deposits in the London interbank market.

“Pennsylvania Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in the Commonwealth of Pennsylvania are authorized or required by law, regulation or executive order to close.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Issuer or its designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(d)    Any payment of principal or interest on this Note that would otherwise become due and payable on a day which is not a Pennsylvania Business Day shall become due and payable on the next succeeding Pennsylvania Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day.

2.       Subordinated Notes. This Note is one of a duly authorized issue of notes of the Issuer designated as 5.375% Fixed to Floating Subordinated Notes due 2030 (herein called the “Subordinated Notes”), limited in aggregate principal amount to $33,000,000.

3.       Subordination. The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the prior payment in full of all existing claims of creditors of the Issuer, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”), which shall consist of principal of (and premium, if any) and interest, if any, on: (a) all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments, and including, but not limited to, all obligations to the Issuer’s general and secured creditors; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired (other than such obligations to trade creditors related to property or assets acquired in the ordinary course of business); (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or (iii) any indebtedness between the Issuer and any of its subsidiaries or Affiliates. This Note is not secured by any assets of the Issuer.

In the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (the “Noteholders”), together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made (i) with respect to any obligation that by its terms expressly is junior to, or ranks equally in right of payment with, the Subordinated Notes, or any indebtedness between the Issuer and any of its subsidiaries or Affiliates or (ii) on account of any capital stock of the Issuer.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Subordinated Notes. The Issuer shall provide prompt written notice to the Noteholders upon the occurrence of events described in clauses (a) and (b) of the preceding sentence. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4.       Merger and Sale of Assets. The Issuer shall not merge or consolidate with or into another entity or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(a)     the continuing entity which results from such merger or consolidation or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Issuer shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and

(b)     immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

5.       Events of Default: Acceleration: Compliance Certificate. Each of the following events shall constitute an “Event of Default”:

(a)     the Issuer materially fails to keep or perform any of its material agreements, undertakings, obligations, covenants or conditions under the Purchase Agreement or this Subordinated Note and such failure continues for a period of thirty (30) days after the Issuer has received written notice thereof;

(b)     any certification made to the Holder pursuant to the Purchase Agreement by the Issuer or otherwise made in writing to Holder in connection with or as contemplated by the Purchase Agreement or this Subordinated Note by the Issuer shall be materially incorrect or false as of the delivery date of such certification, or any representation to Holder by the Issuer as to the financial condition or credit standing of the Issuer is or proves to be materially false or misleading; or

(c)     a court or other governmental agency or body having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any receivership, liquidation, insolvency or similar proceeding with respect to the Issuer or any depository institution subsidiary of the Issuer, or all or substantially all of the property of the Issuer or any depository institution subsidiary of the Issuer, or for the winding up of the affairs or business of the Issuer or any depository institution subsidiary of the Issuer and such decree or order shall have remained in effect for 60 days; or

(d)    Issuer or any depository institution subsidiary of Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or similar law now or hereafter in effect, or Issuer or any depository institution subsidiary of Issuer shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Issuer or any depository institution subsidiary of Issuer, or all or substantially all of its property or shall make an assignment for the benefit of creditors.

Unless the principal of this Note already shall have become due and payable, if an Event of Default set forth in subsection (c) or (d) above shall have occurred and be continuing, the Holder of this Note, by notice in writing to the Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. EXCEPT AS DESCRIBED IN THE PRECEDING SENTENCE, THERE IS NO RIGHT OF ACCELERATION IN THE CASE OF A DEFAULT IN THE PAYMENT OF THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS NOTE OR IN THE PERFORMANCE OF ANY OTHER OBLIGATION OF THE ISSUER HEREUNDER. The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. The Issuer, within 45 calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 13 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

6.       Affirmative Covenants of the Issuer.

(a)     Notice of Certain Events. The Issuer shall provide written notice to the Holder of the occurrence of any of the following events as soon as practicable, but in no event later than fifteen (15) Pennsylvania Business Days following the Issuer becoming aware of the occurrence of such event:

(i)       the Issuer or any depository institution subsidiary of the Issuer becomes less than “well capitalized” pursuant to then-applicable regulatory capital standards;

(ii)      the Issuer or any depository institution subsidiary of the Issuer is notified that it is considered to be an institution in “troubled condition” within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder;

(iii)     the Issuer, any depository institution subsidiary of the Issuer, or any executive officer of the Issuer or any such subsidiary becomes subject to any formal, written regulatory enforcement action;

(iv)     the ratio of non-performing assets to total assets of any depository institution subsidiary of the Issuer, as calculated by the Issuer in the ordinary course of business and consistent with past practices, becomes greater than four percent (4.0%);

(v)      the appointment, resignation, removal or termination of the chief executive officer, president, chief operating officer, chief financial officer, chief credit officer, chief lending officer or any director of the Issuer or any depository institution subsidiary of the Issuer;

(vi)     there occurs a change in ownership pursuant to which a person or persons acting in concert acquire twenty-five percent (25.0%) or more of the voting securities of the Issuer; or

(vii)    the Issuer becomes insolvent or is unable to pay its debts as they mature or become admits in writing it inability to pay its debts as they mature.

(b)     Compliance with Laws. The Issuer shall comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance as would not result in a material adverse effect (i) in the condition (financial or otherwise), or in the earnings of the Issuer, whether or not arising in the ordinary course of business, or (ii) on the ability of the Issuer to perform its obligations under this Subordinated Note.

(c)     Taxes and Assessments. The Issuer shall punctually pay and discharge all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Issuer by appropriate proceedings, and appropriate reserves therefor shall be maintained on the books of the Issuer.

(d)     Compliance Certificate. Not later than forty-five (45) days following the end of each fiscal quarter (or, in the case of any fiscal quarter ending on December 31, not later than ninety (90) days from the end of such quarter), the Issuer shall provide each Holder with a certificate (the “Compliance Certificate”), executed by the principal executive officer and principal financial officer of the Issuer in their capacities as such, stating whether (i) the Issuer has complied with all notice provisions and covenants contained in this Subordinated Note; (ii) an Event of Default has occurred; (iii) an event of default has occurred under any other indebtedness of the Issuer; and (iv) any event or events have occurred that in the reasonable judgment of such persons would have a material adverse effect on the condition (financial or otherwise), earnings of the Issuer, whether or not arising in the ordinary course of business, or the ability of the Issuer to perform its obligations under this Subordinated Note.

7.       Negative Covenants of the Issuer.

(a)     Limitation on Dividends. The Issuer shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Issuer if the Issuer is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for dividends payable solely in shares of common stock of the Issuer.

8.       Global Subordinated Notes.

(a)     Provided that applicable depository eligibility requirements are met and any requisite approval of any Governmental Agency has been obtained, upon the written election of the holders of a majority in principal amount of outstanding Subordinated Notes or any holder that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act, the Issuer shall use its commercially reasonable efforts to provide that the Subordinated Notes owned by holders that are Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, shall be issued in the form of one or more global Subordinated Notes registered in the name of The Depository Trust Company (each a “Global Subordinated Note”) or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depository by the Issuer or any successor thereto (the “Depository”) or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor.

(b)     Notwithstanding any other provision herein, no Global Subordinated Note may be exchanged in whole or in part for Subordinated Notes registered, and no transfer of a Global Subordinated Note in whole or in part may be registered, in the name of any Person other than the Depository for such Global Subordinated Note or a nominee thereof unless (i) such Depository advises the Issuer in writing that such Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to such Global Subordinated Note, and no qualified successor is appointed by the Issuer within ninety (90) days of receipt by the Issuer of such notice, (ii) such Depository ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Issuer within ninety (90) days after obtaining knowledge of such event, (iii) the Issuer elects to terminate the book-entry system through the Depository or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Issuer or its agent shall notify the Depository and instruct the Depository to notify all owners of beneficial interests in such Global Subordinated Note of the occurrence of such event and of the availability of Subordinated Notes to such owners of beneficial interests requesting the same.

(c)     If any Global Subordinated Note is to be exchanged for other Subordinated Notes or canceled in part, or if another Subordinated Note is to be exchanged in whole or in part for a beneficial interest in any Global Subordinated Note, then either (i) such Global Subordinated Note shall be so surrendered for exchange or cancellation as provided in this Section 8 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Subordinated Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Issuer or Registrar, whereupon the Issuer or the Registrar, in accordance with the applicable rules and procedures of the Depository (“Applicable Depository Procedures”), shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Subordinated Note by the Depository, accompanied by registration instructions, the Issuer shall execute and deliver any Subordinated Notes issuable in exchange for such Global Subordinated Note (or any portion thereof) in accordance with the instructions of the Depository.

(d)     Every Subordinated Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Subordinated Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Subordinated Note, unless such Subordinated Note is registered in the name of a Person other than the Depository for such Global Subordinated Note or a nominee thereof.

(e)     The Depository or its nominee, as the registered owner of a Global Subordinated Note, shall be the holder of such Global Subordinated Note for all purposes under this Note, and owners of beneficial interests in a Global Subordinated Note shall hold such interests pursuant to Applicable Depository Procedures. Accordingly, any such owner’s beneficial interest in a Global Subordinated Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Depository participants. The Registrar shall be entitled to deal with the Depository for all purposes relating to a Global Subordinated Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Subordinated Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers affected by the Depository.

(f)      The rights of owners of beneficial interests in a Global Subordinated Note shall be exercised only through the Depository and shall be limited to those established by law and agreements between such owners and the Depository and/or its participants.

(g)     No holder of any beneficial interest in any Global Subordinated Note held on its behalf by a Depository shall have any rights with respect to such Global Subordinated Note, and such Depository may be treated by the Issuer and any agent of the Issuer as the owner of such Global Subordinated Note for all purposes whatsoever. Neither the Issuer nor any agent of the Issuer will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Subordinated Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Issuer or any agent of the Issuer from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of any Subordinated Note.

9.       Failure to Make Payment. In the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 15 calendar days), the Issuer will, upon demand of the Holder, pay to the Holder the amount then due and payable on this Note for principal and interest (without acceleration of the Note in any manner), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the Holder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Note, or any other Event of Default until such Event of Default is cured by the Issuer, the Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Issuer’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Issuer’s capital stock or the exchange or conversion of one class or series of the Issuer’s capital stock for another class or series of the Issuer’s capital stock; (iv) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Issuer’s common stock related to the issuance of common stock or rights under any benefit plans for the Issuer’s directors, officers or employees or any of the Issuer’s dividend reinvestment plans.

10.       Redemption.

(a)       Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Issuer prior to the fifth anniversary of the effective date of this Subordinated Note, except that in the event (i) of a Tier 2 Capital Event (as defined below), (ii) of a Tax Event (as defined below), or (iii) of an Investment Company Act Event (as defined below), the Issuer may redeem this Subordinated Note, in whole and not in part, at any time upon giving not less than ten (10) days’ notice to the Holder of this Subordinated Note at an amount equal to one hundred percent (100.0%) of the principal amount outstanding plus accrued but unpaid interest to but excluding the date fixed for redemption (the “Redemption Date”). “Tier 2 Capital Event” means the receipt by the Issuer of a legal opinion from counsel experienced in such matters to the effect that as a result of any amendment or change in interpretation or application of law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Subordinated Note, the Subordinated Notes do not constitute or within 90 days of the date of such legal opinion will not constitute Tier 2 Capital (or its then equivalent if the Company were subject to such capital requirements). “Tier 2 Capital” shall have the meaning under applicable regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve”). “Tax Event” means the receipt by the Issuer of a legal opinion from counsel experienced in such matters to the effect that, as a result of a change in law on or after the date hereof, there is more than an insubstantial risk that interest paid by the Issuer on the Notes is not, or, within 90 days of the date of such legal opinion, will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes. “Investment Company Act Event” means the receipt by the Issuer of a legal opinion from counsel experienced in such matters to the effect that there is more than an insubstantial risk that the Issuer is or, within 90 days of the date of such legal opinion will be, considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

(b)     Redemption on or after Fifth Anniversary. On or after the fifth anniversary of the effective date of this Subordinated Note, this Subordinated Note shall be redeemable by the Issuer, in whole or in part, upon giving the notice required in Section 10(c), for a redemption price equal to one hundred percent (100.0%) of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(c)      Notice of Redemption. Notice of redemption of this Subordinated Note shall be given by first class mail, postage prepaid, addressed to the Holder at its last address appearing on the books of the Issuer. Such mailing shall be at least thirty (30) days and not more than forty-five (45) days before the Redemption Date. Any notice mailed as provided in this Subordinated Note shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice, but failure to give notice by mail, or any defect in such notice or in the mailing thereof, to the Holder shall not affect the validity of the proceedings for the redemption of any other holders of the Subordinated Notes. Each notice of redemption given to the Holder shall state: (i) the Redemption Date; (ii) the principal amount of this Subordinated Note to be redeemed; (iii) the redemption price; and (iv) the place or places where this Subordinated Note is to be surrendered for payment of the redemption price.

(d)     Partial Redemption. If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new Subordinated Note shall be issued representing the unredeemed principal amount without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holders of the Subordinated Notes. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Subordinated Note held by every Holder shall be redeemed. In no case shall any Subordinated Notes held by the Issuer or any of its Affiliates be deemed to be outstanding.

(e)      Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the Redemption Date all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the Holders of the Subordinated Notes called for redemption, so as to be and continue to be available solely therefor, then, notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption held in trust, without interest. Any funds unclaimed at the end of three (3) years from the Redemption Date shall, to the extent permitted by Law, be released to the Issuer, after which time the Holders of the Subordinated Notes so called for redemption shall look only to the Issuer for payment of the redemption price of such Subordinated Notes (subject to abandoned property, escheat, or other similar Laws).

(f)      Federal Reserve Approval. If necessary, any redemption or prepayment of this Subordinated Note shall be subject to receipt of prior written approval by the Federal Reserve (or any successor bank regulatory agency having supervisory authority over the Issuer) and any and all other required federal and state regulatory approvals.

(g)     No Sinking Fund. The Subordinated Notes are not entitled to any sinking fund.

11.     Payment Procedures. Unless and until the Subordinated Notes shall be evidenced by a global note held by Depository Trust Company, payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered Holder of this Note if such Holder shall have previously provided wire instructions to the Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 16 below) or at such other place or places as the Issuer shall designate by notice to the registered Noteholders as the Payment Office, provided that this Note is presented to the Issuer in time for the Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered Holder, as such person’s address appears on the Security Register. Interest payable on any Fixed Interest Payment Date or Floating Interest Payment Date shall be payable to the Holder in whose name this Note is registered at the close of business on February 15, May 15, August 15 or November 15, as the case may be (whether or not a Pennsylvania Business Day), next preceding such Fixed Interest Payment Date or Floating Interest Payment Date (such date being referred to herein as the “Record Date”) for such Fixed Interest Payment Date or Floating Interest Payment Date. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first against costs and expenses of the Holder hereunder; then against interest due hereunder; and then against principal due hereunder. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Subordinated Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Subordinated Notes. In the event Holder receives payments in excess of its pro rata share of the Issuer’s payments to the holders of all of the Subordinated Notes, then Holder shall hold in trust all such excess payments for the benefit of the holders of the other Subordinated Notes and shall pay such amounts held in trust to such other holders upon demand by such holders. Protest, notice of protest, presentment and surrender of this Subordinated Note are hereby waived by the Issuer.

12.     Form of Payment. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

13.     Registration of Transfer, Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the Holder in person, or by his attorney duly authorized in writing, at the Payment Office. The Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof and for the recordation of the names and addresses of the Holders, and the principal amounts (and stated interest) of the Subordinated Notes owing to, each Holder pursuant to the terms hereof from time to time (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes of like aggregate principal amount, each in a minimum denomination of $250,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Holder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Holder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Subordinated Note or Subordinated Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date. The transfer of any Subordinated Note and the rights to the principal of, and interest on, any Note shall not be effective until such transfer is recorded on the Register with respect to ownership of such Subordinated Note. This Note is subject to the restrictions on transfer of the Purchase Agreement between the Issuer and the Purchasers identified therein, who were the original holders of the Subordinated Notes, a copy of which is on file with the Issuer.

14.     Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

15.     Ownership. Prior to due presentment of this Note for registration of transfer, the Issuer may treat the Holder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer shall not be affected by any notice to the contrary.

16.     Notices. All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at 150 North Washington Avenue, Scranton, PA 18503, Attention: Chief Financial Officer, or to such other address as the Issuer may notify to the Holder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

17.     Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $250,000 or any amount in excess thereof which is an integral multiple of $1,000.

18.     Absolute and Unconditional Obligation of the Issuer. No provisions of this Subordinated Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

19.     Waiver and Consent. Any consent or waiver given by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Maturity Date of the Subordinated Notes, the Issuer will immediately notify the Holder, and thereafter the Issuer and the Holder will work together in good faith to execute and deliver all agreements as reasonably necessary in order to restructure the applicable portions of the obligations evidenced by this Note to qualify as Tier 2 Capital, if requested by the Issuer.

(a)     No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default or failure to pay shall impair such right or remedy or constitute a waiver of any such Event of Default or failure to pay, or an acquiescence therein.

(b)     Any insured depository institution which shall be a Holder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

20.     Further Issues. The Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the Issue Date and issue price) so that such further notes shall be consolidated and form a single series with the Subordinated Notes.

21.     Governing Law; Interpretation. This Note shall be governed by and construed in accordance with applicable federal law and the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles of said state. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital under the regulatory guidelines of the Federal Reserve, and the terms hereof shall be interpreted in a manner to satisfy such intent.

22.     Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, except any unsecured subordinated debt that, pursuant to its express terms, is senior or subordinate in right of payment to the Subordinated Notes.

23.       Status as Collateral. The obligation evidenced by this Note is ineligible as collateral for a loan by the Issuer or any subsidiary of the Issuer.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ Craig W. Best
Name:	Craig W. Best
Title:	Chief Executive Officer

ATTEST:

/s/ John R. Anderson III
Name:	John R. Anderson III
Title:	Executive Vice President and
Chief Financial Officer